SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 28, 2003

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.     Other Events and Regulation FD Disclosure.

     The Board of Directors of Dendrite International, Inc. (the “Company”) approved a stock ownership incentive program (“SOIP”) effective January 16, 2003. Persons eligible to participate in the SOIP are those members of the Company’s management and its directors who are required under Company policy to own a designated number of shares of the Company’s stock.

        Participants in the SOIP receive five stock options (the “Options”) for every share of Dendrite common stock that they purchase on the open market during the next open window trading period following the commencement of the SOIP. Under the SOIP the Company can grant Options for a maximum of 3,000 shares purchased per participant.

        Fifty percent (50%) of the shares so purchased on the open market by the participants will be restricted for one year from the date of purchase and the balance will be restricted for two years from the date of purchase. During the restriction periods, the purchased shares cannot be sold. If any participant sells any such restricted purchased shares during the applicable restriction period, all of the Options granted to such participant under the SOIP will not vest for four (4) years. The only exception is that the purchased shares may be used as consideration to exercise the first traunche of Options under the SOIP.

        Fifty percent (50%) of the Options will vest in one year and the balance will vest in two years. All other terms of the Option grants will be in accordance with other options granted by the Company under its 1997 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2003	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Vice President and Acting Chief Financial Officer